UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 16, 2005
JAFRA WORLDWIDE HOLDINGS (LUX) S.àR.L
(Exact Name of Registrant as Specified in its Charter)

Luxembourg	333-106666	98-0399297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
382-386 Route de Longwy
L-1940 Luxembourg
Luxembourg
(Address of Principal Executive Offices)
(Zip Code)
(352) 226027
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definition Agreement.
     On November 16, 2005, Jafra Cosmetics International, Inc. (the “Company”, a wholly owned subsidiary of Jafra Worldwide Holdings (Lux) S.áR.L. (the “Issuer”)) and Ron Clark, the Company’s Chief Executive Officer, entered into an amendment (the “Amendment”) to that certain Employment Agreement, dated June 1, 1998, by and among the Company and Mr. Clark (the “Employment Agreement”). Pursuant to the Amendment, the Company and Mr. Clark changed the end of the stated employment period under the Employment Agreement to June 30, 2006. In addition, the Company and Mr. Clark agreed that unless Mr. Clark’s employment is terminated for cause under the Employment Agreement, the Company and Mr. Clark will enter into a consulting agreement pursuant to which Mr. Clark will provide consulting services to the Company or its related entity.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer.
     On November 16, 2005, the Issuer elected Markus von Blomberg as a manager of the Issuer. Mr. von Blomberg replaces Jörg Mittlesten-Scheid who did not stand for re-election. Information required by Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission as to Mr. von Blomberg is unavailable at the time of this filing.
     On November 16, 2005, the Issuer made Eugenio Lopez Barrios the Chief Operating Officer of the Issuer in addition to the President of Jafra Cosmetics International S.A. de CV. In addition, on such date Gonzalo Rubio relinquished his position of Chief Operating Officer of the Issuer but retains his position as President of the Issuer.

Item 9.01.	Financial Statements and Exhibits.
     10.1 Amendment to Employment Agreement of Ron Clark, signed November 16, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 23, 2005

JAFRA WORLDWIDE HOLDINGS (LUX) S.ÀR.L.
By:	/s/ GARY ESHLEMAN
Gary Eshleman
Chief Financial Officer